UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SEA STAR GROUP, INC.

(Exact name of Registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation or organization)

3711 (Motor Vehicles & Passenger Car Bodies)

(Primary Standard Industrial Classification Code Number)

22-2458253

 (I.R.S. Employer Identification No.)

170 Overhill Drive

Mooresville, NC 28117

(704) 663-6319

(Address, including zip code, and telephone number,

including area code, of Registrant’s principal executive offices)

James B. Parsons

Parsons/Burnett/Bjordahl, LLP

1850 Skyline Tower

10900 NE 4th Street

Bellevue, WA 98004

(425) 451-8036

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

As soon as practicable after the registration statement becomes effective

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering          [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.        [  ]

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer

[  ]

Accelerated filer

[  ]

Non-accelerated filer

[  ]

Smaller reporting company

[X]

Calculation of Registration Fee

Title of each Class of Securities To be Registered	Amount to be registered	Proposed maximum Offering price per share(1)	Proposed maximum aggregate Offering price	Amount of registration fee
Common	3,500,000	$1.50(2)	$5,250,000	$292.95

(1)

Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act.

(2)

Based on the latest offering price of the Company’s common stock.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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SEA STAR GROUP, INC.

Date of Prospectus:  ____________________ (Subject To Completion)

Securities Being Offered

Up to 3,500,000 shares of our common stock, $0.001 par value, at $1.50 per share.  Currently the Company’s common stock trades on the Pink OTC Markets under the symbol SGQZ.  We will not engage any underwriters in connection with this offering.   All shares of the Common Stock offered and sold in this offering will be offered and sold through executive officers and directors of the Company.

Minimum Number of Shares To Be Sold in This Offering	None
Securities Issued And to be Issued	There are currently 15,282,507 common shares issued and outstanding and 698 stockholders. There are 89 Class B Preferred stock issued and outstanding.

The information in this Prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission (“SEC”) is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

This offering involves a high degree of risk; see RISK FACTORS, beginning on page 6, to read about factors you should consider before buying shares of the common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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TABLE OF CONTENTS

SUMMARY INFORMATION, RISK FACTORS AND RATIO OF EARNINGS TO FIXED CHARGES    3

Summary

3

Risk Factors

4

USE OF PROCEEDS

7

DETERMINATION OF OFFERING PRICE

9

DILUTION

9

PLAN OF DISTRIBUTION

11

DESCRIPTION OF SECURITIES TO BE REGISTERED

12

INTERESTS OF NAMED EXPERTS AND COUNSEL

14

INFORMATION WITH RESPECT TO THE REGISTRANT

15

Description Of Business

15

Description of Properties

16

Legal Proceedings

16

Market Price Of And Dividends On The Registrant’s  Common Equity And Related Stockholder Matters  17

Financial Statements

18

Management's discussion and analysis of  Financial condition and results of operations

1

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

6

Directors, Executive Officers, Promoters, and Control Persons

6

Executive Compensation

8

Security Ownership of Certain Beneficial Owners and Management

9

Certain Relationships and Related Transactions and Director Independence

10

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES    11

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SUMMARY INFORMATION, RISK FACTORS AND RATIO OF EARNINGS TO FIXED CHARGES

The following summary is only a shortened version of the more detailed information, exhibits, and financial statements appearing elsewhere in this Prospectus. Prospective Investors are urged to read this Prospectus in its entirety.

Summary

This is a public offering of up to 3,500,000 shares of common stock (the “Shares”) of Sea Star Group, Inc. (“Sea Star”) at an offering price of $1.50 per share.  There is no minimum purchase required.  Shares are being offered on a self-underwritten, “best efforts” basis by the officers and directors of the Company.  Officers and directors will not receive any commission or proceeds from the offering.  See section entitled “Plan of Distribution” for a detailed discussion of the exemptions and registrations we will be relying on for this offering.

The Company’s common stock currently trades on the Pink OTC Markets (“Pink Sheets”, www.pinksheets.com) under the symbol SGQZ.  There is currently a limited market for the Company’s common stock, and we cannot guarantee an established market for shares purchased under this offering.  Further, though the Company intends to apply to have its common stock quoted on the Over-The-Counter Bulletin Board (OTC-BB), the Company cannot guarantee that its common stock will become quoted on the OTC-BB, or any other exchange, or that any public market for its common stock can be sustained.

Our Company

Sea Star Group, Inc. (“Sea Star”) was originally incorporated in the state of Delaware on May 9, 1986, as Guaranteed Tune Up.   In January, 2001, the Company acquired Advanced Orbital Services, Inc. and changed its domicile to Nevada.  On August 30, 2001, the Company changed its name to Advanced Orbital Services, Inc.   In April, 2006, the Company intended to merge with SunVesta, Inc., but such merger was never completed..  On May 23, 2006, the Company changed its name to SunVesta, Inc. in anticipation of the merger, which never occurred.  On October 9, 2006, the Company changed its name to Sea Star Group, Inc.  In August, 2009, the Company merged with Riley Technologies, Inc. (“Riley”), making Riley a wholly-owned subsidiary of the Company.  Please see “Description of Business” located elsewhere in this Prospectus for a complete description of our business.

We maintain mailing and executive offices located at 170 Overhill Drive, Mooresville, NC 28117.  Our telephone number is (704) 663-6319 and our fax number is (704) 663-6084.

Our registered office in Nevada is located at 245 Liberty, Reno, Nevada, 89501.

The Offering

Common Stock Offered for Sale:  3,500,000 common shares

Securities to be outstanding after this Offering:  18,782,507 common shares. The Company has authorized 1,040,000 shares of preferred stock, and created Class A and Class B.  There are no shares of Class A issued, and 89 shares of Class B issued as of the date of this Prospectus.  The

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number of shares of Class B stock was reduced from 800 shares to 89 shares as a result of a reverse stock split that occurred prior to the acquisition of Riley Technologies.

Disclosure Regarding Forward Looking Statements

This Prospectus includes statements that are “forward-looking statements” including statements regarding our expectations, hopes, beliefs, intentions, or strategies regarding the future. All statements other than statements of historical facts included in this Prospectus, including, without limitation, statements under “Prospectus Summary,” “Risk Factors,” “Management’s Plan of Operations,” and “Business” regarding our financial position, business strategy and other plans and objectives for future operations, and future product demand, supply, costs, marketing, transportation and pricing factors, are forward-looking statements. All forward-looking statements included in this Prospectus are based on information available to us on the date hereof, and we assume no obligation to update such forward-looking statements. Although we believe that the assumptions and expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct or that we will take any actions that may presently be planned. Certain important factors that could cause actual results to differ materially from our expectations are disclosed under “Risk Factors” and elsewhere in this Prospectus. All written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by such factors.

Risk Factors

Any investment in our common stock involves a high degree of risk. You should carefully consider the following information about those risks, together with the other information contained in this Prospectus and any other filings we make with the SEC before you decide whether to buy any Shares. Should any one or more of these risks actually materialize, the results of our operations and our financial condition would likely suffer. In that event, the market price of our common stock could decline, and you could lose part or all of your investment. We have incurred losses from inception and may never generate profits.

We cannot guarantee that an active trading market will develop for our common stock.

Our common stock currently trades on the Pink OTC Markets (“Pink Sheets”) under the symbol SGQZ.  However, trading has been limited and there can be no assurance that a regular trading market for our common stock will ever develop or that, if developed, it will be sustained. Therefore, purchasers of our common stock should have long-term investment intent and should recognize that it may be difficult to sell the Shares.

The shares being offered are defined as "penny stock," and the rules imposed on the sale of the shares may affect your ability to resell any shares you may purchase, if at all.

The shares being offered are defined as a “penny stock” under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse, or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-

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dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may affect the ability of broker-dealers to make a market in or trade our common stock and may also affect your ability to resell any shares you may purchase in this offering in the public markets.

We are a development stage company and our success is subject to the substantial risks inherent in the establishment of a new business venture.

The implementation of our business strategy is still in the development stage.  Our business and operations should be considered to be in the development stage and subject to all of the risks inherent in the establishment of an emerging business venture.  Accordingly, our intended business and operations may not prove to be successful in the near future, if at all.  Any future success that we might enjoy will depend upon many factors, several of which may be beyond our control, or which cannot be predicted at this time, and which could have a material adverse effect upon our financial condition, business prospects and operations and the value of an investment in the Company.

We may be subject to government laws and regulations particular to our operations with which we may be unable to comply.

We may not be able to comply with all current and future government regulations which are applicable to our business.  Our business operations are subject to all government regulations normally incident to conducting business (e.g., occupational safety and health acts, workmen's compensation statutes, unemployment insurance legislation, income tax and social security laws and regulations, environmental laws and regulations, consumer safety laws and regulations, etc.) as well as to governmental laws and regulations applicable to small public companies and their capital formation efforts. In addition, we are subject to laws and regulations regarding automobile parts and manufacturing. Although we will make every effort to comply with applicable laws and regulations, we can provide no assurance of our ability to do so, nor can we predict the effect of those regulations on our proposed business activities. Our failure to comply with material regulatory requirements would likely have an adverse effect on our ability to conduct our business and could result in our cessation of active business operations.

The Automobile Industry is highly competitive, and we are at a disadvantage since many of our competitors are better funded.

There are many companies already established in this industry that are better financed and/or have closer working relationships with automobile parts and manufacturing companies, which postions our company at a competitive disadvantage. The goal of the Company will be to increase sales of existing new products, while furthering development of carryover products and searching out new ventures to include the establishment of new divisions.  The inability to generate sufficient revenues could cause us to cease active business operations.

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Other risks relating to the common stock

14,653,078 of the 15,282,507 shares of common stock issued and outstanding as of October 16, 2009, are held by affiliates of the Company and may eligible for resale under Rule 144, promulgated under the Act. See page 17 for additional information on Rule 144.  The possible resale of those shares at any time may have an adverse effect on the market price for our common stock.

Our Stock trades on the over-the-counter “Pink Sheets” market, and our stock price may be volatile.

Our stock trades under the symbol SGQZ.PK on the Pink OTC Markets, formerly known as the Pink Sheets.  Although we plan to apply for listing of our stock on the OTCBB as soon as we are in compliance with the listing requirements, we may not be successful in that effort.  Our stock price has been volatile in the past and may continue to be volatile for the foreseeable future.

The Board of Directors could issue stock to prevent a takeover by an acquirer or stockholder group.

The Company's authorized but unissued capital stock consists of 59,717,493 shares of common stock. There are 2 classes of preferred stock authorized, Class A preferred stock are authorized, with none issued.1,000,000 shares of Class B preferred stock are authorized, with 89 shares issued.  One effect of the existence of authorized but unissued capital stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest, or otherwise, and thereby to protect the continuity of the Company's management. If, in the due exercise of its fiduciary obligations, for example, the Board of Directors were to determine that a takeover proposal was not in the Company's best interest, such shares could be issued by the Board of Directors without stockholder approval in one or more private placements or other transactions that might prevent, or render more difficult or costly, completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group, by creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent Board of Directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise. The Company does not contemplate any additional issuances of common stock for this purpose at this time.  However, if such “super-voting” stock were to be issued, it could have a materially adverse effect on the aggregate voting power of the then-existing stockholders of the Company.

We could offer warrants, options and debentures and dilute holdings of Investors

The Company has issued options to purchase up to 1,300,000 shares of common stock.  There are no outstanding warrants to purchase common stock of the Company. Should the Company choose to offer incentive options to its key employees, the existence of these options may hinder our future equity offerings, and the exercise of these options would further dilute the interests of all of our then-existing stockholders. Future resale of the shares of common stock issuable on the exercise of warrants and/or options may have an adverse effect on the prevailing market price of our common stock. Furthermore, the holders of warrants and/or options may exercise them at a time when we would otherwise be able to obtain additional equity capital on terms more favorable to us.

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Additional shares of common stock may be issued without stockholder approval.

Sea Star has authorized capital of 75,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 Preferred Stock authorized, divided into two classes. As of September 30, 2009, there were 15,282,507 shares of common stock issued and outstanding and 89 Class B preferred stock issued. The number of shares of Class B stock was reduced from 800 shares to 89 shares as a result of a reverse stock split that occurred prior to the acquisition of Riley Technologies.

Our Board of Directors has authority, without action or vote of our stockholders, to issue all or part of the authorized but unissued shares. Any issuance of shares described in this paragraph will dilute the percentage ownership of our then existing stockholders and may dilute the book value of the common stock.

The Company does not expect to be able to pay dividends in the near future.

To date, we have not paid, nor do we plan to pay in the foreseeable future, dividends on our common stock, even if we become profitable. Earnings, if any, are expected to be used to advance our activities and for general corporate purposes, rather than to make distributions to stockholders. Prospective Investors will likely need to rely on an increase in the price of Sea Star stock to profit from his or her investment. There are no guarantees that any market for our common stock will ever develop or that the price of our stock will ever increase.  If Prospective Investors purchase Shares pursuant to this Offering, they must be prepared to be unable to liquidate their investment and/or lose their entire investment.

Going concern considerations.

The Company has incurred losses since its inception and has not yet been successful in establishing profitable operations prior to acquiring Riley Technologies in August 2009.   It is unknown if the Company will be profitable even after the acquisition of Riley Technologies.  Unanticipated costs and expenses or the inability to generate revenues could require additional financing, which would be sought through bank borrowings, equity or debt financing, or asset sales. The fact that there are going concern considerations may make raising additional funds or obtaining loans more difficult. To the extent financing is not available, the Company may not be able to, or may be delayed in, implementing its business plan, and/or meeting its obligations. This could result in the entire loss of any investment in the Shares. The Company will continue to evaluate its projected expenditures relative to its available cash and to evaluate additional means of financing in order to satisfy its working capital and other cash requirements. Details regarding these concerns are included in the notes to the audited Financial Statements included in this filing.

Management's plan to mitigate the threat to the continuation of the business will be to attempt to secure additional equity financing, secure bank or private lines of credit, or secure joint venture partners.

USE OF PROCEEDS

The following table details the Company’s intended use of proceeds from this offering, for the first twelve (12) months after successful completion of the Offering.  None of the expenditures

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itemized are listed in any particular order of priority or importance.  Since the company does not intend to pay any offering expenses from the proceeds from this Offering, and assuming that 100% of the Offering is sold ($5,250,000), the gross aggregate proceeds will be allocated as follows:

Expenditure Item**	Allocated Proceeds
Parts Division	750,000
Government Contracts Division	750,000
Consumer Cars Division	1,250,000
Research and Development	750,000
Potential Acquisitions	1,000,000
Working Capital	750,000
Total	$5,250,000

There is no minimum amount we are required to raise in this offering and any funds received will be immediately available to us.

**The above expenditures are defined as follows:

Parts Division:  The Company intends to develop a new department, or establish a new subsidiary focusing on high performance parts for the “do it yourself” market and the consumer seeking more from his vehicle.

Government Contracts Division:  The Department of Defense, GSA, DLA, and numerous other governmental agencies offer an opportunity for small businesses to bid on specified projects.  This expenditure would go to finalizing our approval as an approved contractor and bidding on such contracts.

Consumer Cars Division:  This expenditure item would be used to explore and potential establish a division or subsidiary developing and selling eco-friendly luxury cars.

Research and Development:  This expenditure would be dedicated to fund our research and development department as it explores and expands current future divisions and products.

Potential Acquisitions:  The Company would use this expenditure item to acquire technology, companies or other substantial assets.

Working Capital:  This expenditure would cover costs of operating our offices and for unforeseen expenditure items.

There is no assurance that we will be able to raise the entire  $5,250,000 with this Offering.  The following chart details how we will use the proceeds if we raise only 50% of this offering:

Expenditure Item**	50%
Parts Division	$ 500,000
Government Contracts Division	$ 375,000
Consumer Cars Division	$1,000,000
Research and Development	$ 275,000
Potential Acquisitions	$ 0

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Working Capital	$ 475,000
Total	$2,625,000

If only 50% of this Offering is sold, Sea Star estimates that this would provide sufficient capital to commence with operation and development of the business plan.

No proceeds from this Offering will be paid to the officers or directors in the form of commissions, salary, or other compensation.

The allocation of funds raised listed within the divisions herein is an initial capital funding. If one division’s growth rate accelerates or stalls, funds may be reallocated toward the more successful divisions or acquisitions.

DETERMINATION OF OFFERING PRICE

The Offering Price of the Shares has been determined arbitrarily. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. Accordingly, the Offering Price should not be considered an indication of the actual value of our securities.

DILUTION

Dilution represents the difference between the Offering price and the net tangible book value per share immediately after completion of this Offering.  Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets.  Dilution arises mainly as a result of our arbitrary determination of the Offering price of the shares being offered.  Dilution of the value of the shares you purchase is also a result of the lower book value of shares of our common stock held by our existing stockholders.

As of September 30, 2009, the net tangible book value of our shares of common stock was approximately $2,005,196, or approximately $.13 per share based upon 15,282,507 shares outstanding as of September 30, 2009.

If 100% of the Shares are Sold (3,500,000 shares):

Upon completion of this Offering, in the event all of the shares are sold, the net tangible book value of the 18,782,507 shares to be outstanding will be approximately $7,255,196 or $0.39 per share.  The net tangible book value of the shares held by our existing stockholders will be increased/decreased by $0.26 per share.

After completion of this Offering, if 3,500,000 shares are sold, investors in this Offering will own 18.63% of the total number of shares then outstanding for which they will have made a cash investment of $5,250,000, or $1.50 per share.  Our stockholders existing prior to this Offering will then own 81.37% of the total number of shares then outstanding for which they made contributions of cash and liquidation of amounts owed to them totaling $3,636,353 or $0.1936_ per share.

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If 50% of the Shares are Sold (1,750,000 shares):

Upon completion of this Offering, in the event 50% of the Shares are sold, the net tangible book value of the 17,032,507 shares to be outstanding will be approximately $4,630,196_ or approximately $0.27 per share.  The net tangible book value of the shares held by our stockholders, existing prior to this Offering, will be increased by $ 0.14_ per share.

After completion of this Offering, if 1,750,000 shares are sold, investors in this Offering will own approximately 10.27% of the total number of shares then outstanding for which they will have made a cash investment of $2,625,000 or $1.50 per share.  Our stockholders who existed prior to this Offering will then own approximately 89.7% of the total number of shares then outstanding, for which they made contributions of cash and liquidation of amounts owed to them totaling $3,636,353 or approximately $0.2135 per share.

Existing Stockholders if all of the Shares are Sold:

Price per share	$1.50
Net tangible book value per share before Offering	$2,005,196
Potential gain to existing shareholders	$5,250,000
Net tangible book value per share after Offering	$7,255,196
Increase to present stockholders in net tangible book value per share after Offering	$5,250,000
Capital contributions	$5,250,000
Number of shares outstanding before the Offering	15,282,439
Number of shares after Offering assuming the sale of 100% of shares offered	18,782,507
Percentage of ownership after Offering	81.37%

Purchasers of Shares in this Offering if all Shares Sold:

Price per share	$1.50
Dilution per share	$0.2256
Capital contributions	$5,250,000
Number of shares after Offering held by public investors	18,782,507
Percentage of capital contributions by existing shareholders	40.92%
Percentage of capital contributions by new investors	59.08%
Percentage of ownership after Offering	18.63%

Purchasers of Shares in this Offering if 50% of Shares Sold:

Price per share	$1.50
Dilution per share	$0.3202
Capital contributions	$2,625,000
Number of shares after Offering held by public investors	17,032,507
Percentage of capital contributions by existing shareholders	58.08%
Percentage of capital contributions by new investors	41.92%
Percentage of ownership after Offering	10.27%

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Dividend Policy

The Company has not yet adopted any policy regarding payment of dividends.  We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of the business.  As a result, we do not anticipate paying any cash dividends in the foreseeable future.

PLAN OF DISTRIBUTION

This is a self-underwritten (“best-efforts”) offering.  This Prospectus is part of a registration statement that permits our officers and directors to sell the shares being offered by the Company directly to the public, with no commission or other remuneration payable to them for any shares they may sell.  There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer.  Our officers and directors will sell the shares and intend to offer them to friends, family members and business acquaintances.  In offering the securities on our behalf, our officers and directors will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Act of 1934.

The officers and directors will not register as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer.

a.

Our officers and directors are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation, and,

b.

Our officers and directors will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities, and

c.

Our officers and directors are not, nor will be at the time of their participation in the offering, an associated person of a broker-dealer; and

d.

Our officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or are intended to primarily perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and (B) are not a broker or dealer, or have been an associated person of a broker or dealer, within the preceding twelve months, and (C) have not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officers, directors, control persons and affiliates of same do not intend to purchase any shares in this offering.

Terms of the Offering

The shares offered will be sold at the fixed price of $1.50 per share until the completion of this Offering.  There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

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This Offering will commence on the date the registration statement is declared effective (which also serves as the date of this prospectus) and continue for a period of 6 months, unless we extend the Offering period for an additional 90 days, or unless the offering is completed by or otherwise terminated by us (the “Expiration Date”).

This Offering has no minimum and, as such, we will be able to spend any of the proceeds received by us.

Offering Proceeds

We will be selling all of the 3,500,000 shares of common stock we are offering as a self-under-written offering.  There is no minimum amount we are required to raise in this offering and any funds received will be immediately available to us.

Procedures and Requirements for Subscription

If you decide to subscribe for any Shares in this Offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us.  Subscriptions, once received by the Company, are irrevocable.  All checks for subscriptions should be made payable to “Sea Star Group”.

Right to Reject Subscription

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason.  All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.  Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

The following description of the capital stock of the Company and certain provisions of the Company's Articles of Incorporation and Bylaws is a summary and is qualified in its entirety by the provisions of the Articles of Incorporation and Bylaws.

The Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock, with a par value of $0.001. The holders of the Shares: (a) have equal ratable rights to dividends from funds legally available therefore, when, as, and if declared by the Board of Directors of the Company; (b) are entitled to share ratably in all of the assets of the Company available for distribution upon winding up of the affairs of the Company; (c) do not have preemptive subscription or conversion rights and there are no redemption or sinking fund applicable thereto; and (d) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of stockholders. These securities do not have any of the following rights: (a) cumulative or special voting rights; (b) preemptive rights to purchase in new issues of Shares; (c) preference as to dividends or interest; (d) preference upon liquidation; or (e) any other special rights or preferences. In addition, the shares of common stock are not convertible into any other security. There are no restrictions on dividends under any loan, other financing arrangements or otherwise. As of the date of this Prospectus, the Company had 15,282,507 shares of common stock outstanding.

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Non-Cumulative Voting.

The holders of shares of common stock of the Company do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining shares will not be able to elect any of the Company's directors.

Common Stock

The holders of our common stock have equal ratable rights to dividends from funds legally available therefore, when, as, and if declared by the Board of Directors and are entitled to share ratably in all of the assets of the Company available for distribution to the holders of shares of our common stock upon the liquidation, dissolution, or winding up of the affairs of the Company. Except as described herein, no pre-emptive, subscription, or conversion rights pertain to our common stock and no redemption or sinking fund provisions exist for the benefit thereof. All outstanding shares of our common stock offered hereby will be duly authorized, validly issued, fully paid, and non-assessable.

As a consequence of their ownership of our common stock, the current stockholders of the Company will continue to control a majority of the voting power of the Company and, accordingly, will be able to elect all of the Company's directors.

Preferred Stock

There are 2 classes of Preferred stock currently authorized by the Company, consisting of 40,000 authorized shares of Class A and 1,000,000 authorized shares of Class B, each $100 par value.  There are no Class A shares issued and 89 Class B shares issued.  The number of shares of Class B stock was reduced from 800 shares to 89 shares as a result of a reverse stock split that occurred prior to the acquisition of Riley Technologies.

Series A

Series A preferred shares have been authorized, but no rights or preferences have been established, and no Series A preferred shares have ever been issued.

Series B

Series B shares have the following rights:  a) preference upon liquidation, b) redemption rights, c) preferred voting for the election of directors to the Board of Directors, d) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of stockholders and e) conversion rights to convert shares of Series B into common stock.  These shares are not entitled to dividends.

Employee Stock Option Plan

The Company has not adopted any kind of stock option plan for its employees. However, the Company has issued 600,000 options to purchases of Sea Star stock, for a period of one year at a price of $1.00 per share.

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J. Austin Scheibel, Hillcrest Financial Partners, LLC and Daniel P. Sabbia have the option to acquire 500,000 shares at $1.00 for a period of one year; 200,000 shares for a period of two years at $2.50 per share, and 200,000 shares at a price of $5.00 per share for a period of five years.

All options for are exercisable in 25,000 share increments.

Transfer Agent

Florida Atlantic Stock Transfer, Inc., 7130 Nob Hill Road, Tamarac, Florida, 33321, will serve as Transfer Agent for the shares of our common stock.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the Registrant or any of its parents or subsidiaries. Nor was any such person connected with the Registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Parsons/Burnett/Bjordahl, LLP, of Bellevue, Washington, an independent legal counsel, has provided an opinion on the validity of Sea Star’s common stock.

Legal – James B. Parsons

Parsons/Burnett/Bjordahl LLP

10900 N.E. 4th Street
Suite 1850
Bellevue, WA  98004
425-451-8036 (office)
425-451-8568 (fax)

The audited balance sheets of Sea Star Group, Inc. as of December 31, 2008 and 2007, and the audited balance sheets of Riley Technologies, LLC as of December 31, 2008 and 2007, have been included in this Prospectus in reliance on the report of Traci J. Anderson, CPA, independent certified public accountant, given on the authority of that firm as an expert in auditing and accounting. The report for Sea Star, dated September 23, 2009, contains an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern, as described in Note D to those financial statements.  Also included herein are the unaudited pro forma consolidated financial statements as of June 30, 2009, and for the nine months ended September 30, 2009.

Accounting-

Traci J. Anderson, CPA

14026 Cinnabar Place

Huntersville, NC 28078

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INFORMATION WITH RESPECT TO THE REGISTRANT

Description Of Business

General

Sea Star Group, Inc. was incorporated in New Jersey in February, 1983 as Guaranteed Tune-Up, Inc. In April 2001, the Company changed its name to Advanced Orbital Services, Inc. and the state of incorporation to Nevada.  On May 23, 2006, the Company changed its name to SunVesta, Inc.  In October, 2006, the Company changed its name to Sea Star Group, Inc.  Our corporate offices are located at 170 Overhill Drive, Mooresville, NC 28117.  Our phone number is (704) 663-6319 and our fax is (704) 663-6084.

The Company’s primary business is conducted through its wholly-owned subsidiary, Riley Technologies, LLC, which maintains a website at www.rileytech.com.

Our registered office in the State of Nevada is located at 245 Liberty, Reno, Nevada 89501.

The Company was originally formed to develop tune up shops.  When the business plan began to fail, the Company was acquired as a shell company by Advanced Orbital Services in January of 2001.  Advanced Orbital Services was merged into Guaranteed Tune Up and the Company subsequently changed its name and its domicile from New Jersey to Nevada.  Advanced Orbital was in the business of direct marketing by placing a set top box into each home.  The set top box could also play movies.  The technology did not develop according to plans, and after numerous delays, the business was sold as a shell company to Sunvesta in 2006, after its acquisition of Sunvesta was terminated prior to completion..  The Company changed its name to SunVesta in anticipation of the acquisition, and subsequently to Sea Star Group, Inc. after the acquisition was terminated.  Sea Star planned on acquiring and developing property in Costa Rica.  While the Company incurred expenditures toward that end, it was unable to secure adequate financing to pursue this business plan and liquidated its property.  The Company changed its officers and directors in August 2009, and the Company entered into a transaction to acquire Riley Technologies as a wholly-owned subsidiary.

Riley Technologies specializes in the design, manufacture and competition of complete racing cars, as well as prototype development for racing and manufacturing applications.  Riley Technologies currently has 19 full time employees including engineers, fabricators, mechanics, machinists, and composite specialists.  Riley Technologies has been involved in six Constructor Championships in the Grand-Am series, and six consecutive victories in the Rolex 24 Hours of Daytona.

Riley Technologies engineering draws upon years of experience designing, developing, and manufacturing high performance race cars.  Riley can deliver anything from individual components to complete race cars in its 40,000 square foot manufacturing facility.  The Riley design engineers are proficient in the most current design products.  In addition, Computational Fluid Dynamics software from Ansys is utilized to ensure the most efficient designs are tested in the wind tunnel.

The design team works closely with the manufacturing group, ensuring new designs are distributed to and implemented by the fabrication and machine shops.  Feedback from the

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machining and fabrication departments is provided to the design engineers, which enables continuous product improvement and shorter development cycles.

Riley Technologies offers design, development, testing and racing support services for NASCAR competition.

Riley Technologies has an on-staff research and development team.  The following table shows the cost of supporting this team in research and development of products and services.  Please see the section entitled Plan of Operation for additional details on this team and its efforts.

Year	Factory R&D	Team Expenditures	Totals
2006	$31,476.00	$1,932,599.00	$1,964,075.00
2007	$75,815.00	$2,215,897.00	$2,291,712.00
2008	$16,000.00	$1,630,937.00	$1,646,937.00
Totals:	$123,291.00	$5,779,433.00	$5,902,724.00

Description of Properties

Facilities

We maintain executive and administrative offices located at 170 Overhill Drive Mooresville, NC, 28177. This facility is held by Riley Technologies, including Riley Motorsports and R&S Holdings.  The facilities are a custom built 40,000 square foot facility.  The Company has a month-to-month operating lease for this building.  Total lease payments for 2008 were $204,572.

Our registered offices in Nevada are located at 245 Liberty, Reno, Nevada, 89501.

Reports to Security Holders

We will be filing this Prospectus as part of a Form S-1 filing with the SEC and will file reports, including quarterly and annual reports, with the Commission pursuant to Section 12(b) or (g) of the Exchange Act. These reports and any other materials filed with the SEC may be read and copied at the SEC's Public Reference Room at 100 F Street NE, Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The Company files its reports electronically with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov.

Legal Proceedings

In March, 2009, Riley Technologies, LLC filed a lawsuit in US District Court, Western District of North Carolina, Case No. 5:09-cv-21, against General Motors Corporation.  The Complaint was amended May 14, 2009.  Between 2006 and 2007, Riley Technologies entered into

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discussions with GM’s Racing Group Manager in connection with Riley’s interest in homologation of GT2 Corvettes to race in certain European circuits.  Homologation is part of the process required to get cars approved for these circuits.  In the summer of 2007, Riley Technologies received confirmation that it had been approved for the homologation of the GT2 Corvette and Riley Technologies commenced work on the project.  By March 2008, the project had been completed and a GT2 Corvette had been sold to LG Motorsports in Wylie Texas.  The GT2 Corvette was successfully raced in certain circuits approved by the homologation process and orders were placed for additional GT2 Corvettes for additional circuits.  The Complaint alleges that they were fully authorized by GM to complete the homologation to allow the GT2 Corvette to be sold and raced in the circuits for which orders were place.  The Complaint further alleges that GM reversed its decision and wrongfully awarded this program to a competitor company, in breach of its prior agreements, thereby causing monetary damage to Riley Technologies.  The Complaint claims breach of contract, detrimental reliance/estoppel, negligent misrepresentation and unfair and deceptive acts and practices in trade.  The Company is suing for in excess of $10,000, plus treble damages and attorneys fees.  The lawsuit has been stayed during the pendency of the General Motors bankruptcy, and the future of the claims is unknown at this time.

Market Price Of And Dividends On The Registrant’s
Common Equity And Related Stockholder Matters

The Company’s common stock currently trades under the symbol SGQZ.PK on the Pink OTC Markets, formerly know as the Pink Sheets.  There has been little to no trading of the stock since it began trading and is therefore no real trading activity to report.

Holders of Our Common Stock

As of the date of this Prospectus statement, we have 698 stockholders.

Registration Rights

We have no outstanding shares of common stock or any other securities to which we have granted registration rights.

Dividends

There are no restrictions in our Articles of Incorporation or Bylaws that restrict us from declaring dividends.  The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

(1)  we would not be able to pay our debts as they become due in the usual course of business; or

(2)  our total assets would be less than the sum of our total liabilities, plus the amount that would be needed to satisfy the rights of stockholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends.  We do not plan to declare any dividends in the foreseeable future.

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Rule 144 Shares

14,653,078 of the 15,282,507 shares of common stock issued and outstanding as of October 16, 2009, are held by affiliates of the Company and are eligible for resale under Rule 144, promulgated under the Act. In general, under Rule 144 as currently in effect, a person who is an affiliate of a company and has beneficially owned shares of a company's common stock for at least six months is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.  1% of the number of shares of the company's common stock then outstanding, which equals approximately 152,825 shares in our company as of the date of this Prospectus; or

2.  the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

As of the date of this Prospectus, officers and directors of our company hold 12,600,000 shares that may be sold pursuant to Rule 144 effective February 14, 2010.

Financial Statements

The following financial statements are included herewith:

Audited Financial Statements of Sea Star Group, Inc. for the years ended December 31, 2008 and 2007

Audited Financial Statements of Riley Technologies, LLC for the years ended December 31, 2008 and 2007

Unaudited Pro Forma Consolidated Financial Statements of Sea Star Group, Inc. for the 6 months ended June 30, 2009

Unaudited Pro Forma Consolidated Financial Statements of Sea Star Group, Inc. for the period ended September 30, 2009

SEA STAR GROUP, INC.

Formerly (ADVANCED ORBITAL SERVICES, INC.)

REPORT ON AUDIT OF FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2008 AND 2007

.

CONTENTS

INDEPENDENT AUDITOR’S REPORT…………………………………………….

1

 BALANCE SHEET……………………………….……………………………………

2

 STATEMENTS OF OPERATIONS…………………………….…………………….

3

 STATEMENTS OF CASH FLOWS………………………………………………….

4

 STATEMENT OF STOCKHOLDERS’ EQUITY…………………………………...

5

NOTES TO FINANCIAL STATEMENTS…………………………………………....

6-12

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Sea Star Group, Inc. (F/K/A Advanced Orbital Services, Inc.)

I have audited the accompanying balance sheets of Sea Star Group, Inc. (F/K/A Advanced Orbital Services, Inc.) (“The Company”) as of December 31, 2008, and the related statements of income, stockholders’ equity and comprehensive income, and cash flows for the years ended December 31, 2008 and 2007.  These financial statements are the responsibility of the company’s management. My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  My audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting.  Accordingly, I express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sea Star Group, Inc. (F/K/A Advanced Orbital Services, Inc.) as of December 31, 2008, and the results of its operations and its cash flows for the years ended December 31, 2008 and 2007 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  The Company has suffered recurring losses and has yet to generate an internal cash flow that raises substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to these matters are described in Note G.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Traci J. Anderson, CPA

Huntersville, NC

September 23, 2009

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Sea Star Group, Inc.
(F/K/A Advanced Orbital Services, Inc.)
Balance Sheet
As of December 31, 2008

ASSETS
Current Assets:
Cash	$ 22,216

Total Assets	$ 22,216

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:

Shareholder Loan	$ 25,000

Stockholders' Equity:
Preferred Stock--Class A ($100 par value; 40,000 authorized;
none issued and outstanding)	-
Preferred Stock--Class B ($100 par value; 1,000,000 authorized;
800 issued and outstanding)	80,000
Common Stock ($.001 par value; 75,000,000 authorized;
9,288,853 issued and outstanding)	9,289
Paid in Capital	1,405,191
Retained Earnings/(Deficit)	(1,497,264)
Total Owner's Equity	(2,784)

Total Liabilities and Owner's Equity	$ 22,216

The accompanying notes are an integral part of these financial statements.

2

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Sea Star Group, Inc.
(F/K/A Advanced Orbital Services, Inc.)
Statements of Operations
For the years ended December 31, 2008 and 2007

	2008	2007
OPERATING REVENUE
Sales	-	-
TOTAL OPERATING REVENUE	-	-

EXPENSES
Selling, general and administrative	1,100	18,523
Advertising	134,644	-
Land Deposit Forfeiture	163,415	-

TOTAL EXPENSES	299,159	18,523

NET INCOME/(LOSS)	$ (299,159)	$ (18,523)

Net income/(loss) per share--basic and fully diluted	(0.032)	(0.003)
Weighted average shares outstanding	$ 9,288,853	$ 6,074,793

The accompanying notes are an integral part of these financial statements.

3

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Sea Star Group, Inc.
(F/K/A Advanced Orbital Services, Inc.)
Statements of Cash Flows
For the years ended December 31, 2008 and 2007

	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$ (299,159)	$ (18,523)
Adjustments to reconcile net loss to net cash provided by (used in)
operating activities:
Forfeiture of Land Deposits	163,415	-
Impairment of Intangible Asset	134,644	-
NET CASH (USED IN) OPERATING ACTIVITIES	(1,100)	(18,523)

CASH FLOWS FROM FINANCING ACTIVITIES:
Shareholder Loan Proceeds	-	41,839
NET CASH PROVIDED BY FINANCING ACTIVITIES	-	41,839

NET INCREASE (DECREASE) IN CASH AND
CASH EQUIVALENTS	(1,100)	23,316

CASH AND CASH EQUIVALENTS:
Beginning of Period	23,316	-

End of Period	$ 22,216	$ 23,316

Non-Cash disclosure:

Shareholders converted accrued salaries of $220,000 and notes payable due to shareholders of $422,812 in exchange for common stock shares at a value of .10 cents per share on June 12, 2007.

The accompanying notes are an integral part of these financial statements.

4

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Sea Star Group, Inc.
(F/K/A Advanced Orbital Services, Inc.)
Statements of Stockholders' Equity
For the years ended December 31, 2008 and 2007

	Common Shares	Common Stock	Class A Preferred Shares	Class A Preferred Stock	Class B Preferred Shares	Class B Preferred Stock	Additional Paid-in Capital	Accumulated Deficit
Balances, January 1, 2007	$2,860,733	$ 2,861	-	-	$800	$80,000	$768,807	$(1,179,582)
Shares issued as compensation to officers	$2,200,000	$2,200	-	-	-	-	$217,800
Shares issued for capital contributions	$4,228,120	$4,288	-	-	$800	$80,000	$418,584
Net income (loss) for the year	-	-	-	-	-	-	-	$(18,523)
Balances, December 31, 2007	$9,288,853	$9,289	-	-	$800	$80,000	$1,405,191	$(1,179,582)
Net income (loss) for the year	-	-	-	-	-	-	-	$(299,159)
Balances, December 31, 2008	$9,288,853	$9,289	-	-	$800	$80,000	$1,405,191	$(1,478,741)

The accompanying notes are an integral part of these financial statements.

5

SEA STAR GROUP, INC.

(F/K/A ADVANCED ORBITAL SERVICES, INC.)

Notes to Audited Financial Statements

For the Year Ended December 31, 2008

NOTE A - ORGANIZATION

Sea Star Group, Inc. (the “Company”) was incorporated in New Jersey in February 1983 as Guaranteed Tune-Up Inc. In April 2001, the Company changed its name to Advanced Orbital Services, Inc. and the state of incorporation to Nevada. On May 23, 2006 the Company changed its name to Sea Star Group, Inc.

The Company’s focus on purchasing and developing commercial real estate ventures in high demand vacation destinations around the world as well as the building of luxury accommodations in those areas has been delayed due to the condition of the economy.

Our product was based on a financial derivative, which is no longer viable at the present time. We have lost our land in Costa Rica, to include the developmental expenses, placed into the company. The Company has been forced to realign its interest into a new direction of examining business options as they arise.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

These financial statements have been prepared by management in accordance with GAAP. The significant accounting principles are as follows:

Basis of Presentation

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with the accounting principles generally accepted in the United States of America.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. These estimates and assumptions are based on management's judgment and available information and, consequently, actual results could be different from these estimates.

Cash and cash equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Property and equipment

Property and equipment are stated at cost.  Major renewals and improvements are charged to the asset accounts while replacements, maintenance and repairs, which do not improve or extend the lives of the respective assets, are expensed.  At the time property and equipment are retired or otherwise disposed of, the asset and related accumulated

6

SEA STAR GROUP, INC.

(F/K/A ADVANCED ORBITAL SERVICES, INC.)

Notes to Audited Financial Statements

For the Year Ended December 31, 2008

depreciation accounts are relieved of the applicable amounts.  Gains or losses from retirements or sales are credited or charged to income.

Property and equipment (cont.)

The Company depreciates its property and equipment on the straight line method with a five year life and half year convention.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

Disclosure about Fair Value of Financial Instruments

The Company estimates that the fair value of all financial instruments at December 31, 2008and 2007as defined in FASB 107, does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheet. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. Considerable judgment is required in interpreting market data to develop the estimates of fair value, and accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

Dividends

The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid or declared since inception.

Long-lived assets

The Company reviews the carrying value of property, plant, and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition, and other economic factors.

Accounting Policy for Impairment of Intangible Assets

The Company evaluates the recoverability of identifiable intangible assets whenever events or changes in circumstances indicate that an intangible asset’s carrying amount may not be recoverable. Such circumstances could include, but are not limited to: (1) a significant decrease in the market value of an asset, (2) a significant adverse change in the extent or manner in which an asset is used, or (3) an accumulation of costs significantly in excess of the amount originally expected for the acquisition of an asset. The Company measures the carrying amount of the asset against the estimated undiscounted future cash flows associated with it. Should the sum of the expected future net cash flows be less than the carrying value of the asset being evaluated, an impairment loss would be recognized. The

7

SEA STAR GROUP, INC.

(F/K/A ADVANCED ORBITAL SERVICES, INC.)

Notes to Audited Financial Statements

For the Year Ended December 31, 2008

impairment loss would be calculated as the amount by which the carrying value of the asset exceeds its fair value. The fair value is measured based on quoted market prices, if

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

Accounting Policy for Impairment of Intangible Assets (cont.)

available. If quoted market prices are not available, the estimate of fair value is based on various valuation techniques, including the discounted value of estimated future cash flows. The evaluation of asset impairment requires the Company to make assumptions about future cash flows over the life of the asset being evaluated. These assumptions require significant judgment and actual results may differ from assumed and estimated amounts.

Segment reporting

The Company follows Statement of Financial Accounting Standards No. 130, Disclosures About Segments of an Enterprise and Related Information. The Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Advertising costs

The Company expenses all advertising as incurred.   For the years ended December 31, 2008 and 2007 the Company incurred $134,644 and $0 in advertising expenses respectively.

Income Taxes

In accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, the Company uses an asset and liability approach for financial accounting and reporting for income taxes. The basic principles of accounting for income taxes are: (a) a current tax liability or asset is recognized for the estimated taxes payable or refundable on tax returns for the current year; (b) a deferred tax liability or asset is recognized for the estimated future tax effects attributable to temporary differences and carryforwards; (c) the measurement of current and deferred tax liabilities and assets is based on provisions of the enacted tax law and the effects of future changes in tax laws or rates are not anticipated; and (d) the measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized.

Loss per common share

The Company adopted Statement of Financial Accounting Standards No. 128 that requires the reporting of both basic and diluted earnings (loss) per share. Basic loss per share is calculated using the weighted average number of common shares outstanding in the period.  Diluted loss per share includes potentially dilutive securities such as outstanding options and warrants, using the "treasury stock" method and convertible securities using the  "if-converted" method.  The assumed exercise of options and warrants and assumed conversion of convertible securities have not been included in the calculation of diluted loss per share as the affect would be anti-dilutive.

8

SEA STAR GROUP, INC.

(F/K/A ADVANCED ORBITAL SERVICES, INC.)

Notes to Audited Financial Statements

For the Year Ended December 31, 2008

RECENT ACCOUNTING PRONOUNCEMENTS

 Determining the Fair Value of a Financial Asset When the Market for That Asset is Not Active

In October 2008, the FASB issued FSP FAS No. 157-3, “Determining the Fair Value of a Financial Asset When the Market for That Asset is Not Active.”  This FSP clarifies the application of SFAS No. 157, “Fair Value Measurements,” in a market that is not active.  The FSP also provides examples for determining the fair value of a financial asset when the market for that financial asset is not active.  FSP FAS No. 157-3 was effective upon issuance, including prior periods for which financial statements have not been issued.  The impact of adoption was not material to the Company’s consolidated financial condition or results of operations.

The Hierarchy of Generally Accepted Accounting Principles

In May 2008, the FASB issued SFAS No. 162, "The Hierarchy of Generally Accepted Accounting Principles.”  SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements.  SFAS No. 162 is effective 60 days following the SEC's approval of the Public Company Accounting Oversight Board amendments to AU Section 411, "The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles".  The implementation of this standard will not have a material impact on the Company's consolidated financial position and results of operations.

Determination of the Useful Life of Intangible Assets

In April 2008, the FASB issued FSP FAS No. 142-3, “Determination of the Useful Life of Intangible Assets”, which amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of intangible assets under SFAS No. 142 “Goodwill and Other Intangible Assets”.  The intent of this FSP is to improve the consistency between the useful life of a recognized intangible asset under SFAS No. 142 and the period of the expected cash flows used to measure the fair value of the asset under SFAS No. 141 (revised 2007) “Business Combinations” and other U.S. generally accepted accounting principles.    The implementation of FSP FAS No. 142-3 is not expected to have a material impact on its consolidated financial statements.

Disclosure about Derivative Instruments and Hedging Activities

In March 2008, the FASB issued SFAS No. 161, “Disclosure about Derivative Instruments and Hedging Activities, an amendment of SFAS No. 133.” This statement requires that objectives for using derivative instruments be disclosed in terms of underlying risk and accounting designation. The Company was required to adopt SFAS No. 161 on January 1, 2009. The adoption of SFAS No.161 on January 1, 2009 did not have a material effect on the Company’s consolidated financial statements

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SEA STAR GROUP, INC.

(F/K/A ADVANCED ORBITAL SERVICES, INC.)

Notes to Audited Financial Statements

For the Year Ended December 31, 2008

RECENT ACCOUNTING PRONOUNCEMENTS (Cont.)

Fair Value Option for Financial Assets and Financial Liabilities

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an amendment of SFAS No. 115,” which becomes effective on February 1, 2008, permits companies to choose to measure many financial instruments and certain other items at fair value and report unrealized gains and losses in earnings. Such accounting is optional and is generally to be applied instrument by instrument. The election of this fair-value option did not have a material effect on its consolidated financial condition, results of operations, cash flows or disclosures.

NOTE A – DUE TO SHAREHOLDERS

The Company currently does not maintain cash balances at financial institutions. All required funding is provided by shareholder advances, which are due on demand without interest. The balance outstanding at December 31, 2008 and 2007 is $25,000 and $150,030 respectively.

NOTE B – STOCKHOLDERS’ EQUITY

The Company has two classes of shares authorized by its Articles of Incorporation.

75,000,000 shares of $.001 par common stock authorized, 40,000 Class A and 1,000,000 Class B Preferred Shares authorized at $100 par.

At December 31, 2008 the Company had 9,288,853 common shares outstanding and 800 shares of Class B preferred shares outstanding.

The holder of the 800 shares of Class B preferred stock has the option to convert to 20 common shares at $5.00 per share.  These shares have a call feature that began in 2005 at $110 per share.

Officers of the Company received 6,426,120 shares on June 12, 2007 for capital contributions since inception and for compensation.

NOTE C - INCOME TAXES

For the twelve month periods ended December 31, 2008 and 2007, the Company incurred net operating losses and, accordingly, no provision for income taxes has been recorded. In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets. At December 31, 2008, the Company had approximately $1,497,264 of accumulated net operating losses. The net operating loss carryforwards, if not utilized, will begin to expire in 2010.

10

NOTE C - INCOME TAXES (cont.)

At December 31, 2008 and 2007 the deferred tax assets consist of the following:

	2008	2007

Deferred taxes due to net operating loss
carryforwards	$ 598,906	$ 479,242

Less: Valuation allowance	(598,906)	(479,242)

Net deferred tax asset	$ -	$ -

NOTE D - GOING CONCERN

As shown in the accompanying financial statements, the Company has accumulated net losses from operations from inception through December 31, 2008 totaling  $1,497,264 and as of December 31, 2008 has had limited revenues from operations. The company is dependent on advances from its officers to fund current operations. These factors raise substantial uncertainty about the Company’s ability to continue as a going concern.

The Company’s financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE E – RELATED PARTY TRANSACTION

All required funding is provided by shareholder advances, which are due on demand without interest. The balance outstanding at December 31, 2008 and 2007 is $25,000 and $150,030,respectively.

11

.

RILEY TECHNOLOGIES, LLC

REPORT ON AUDIT OF FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2008 AND 2007

.

CONTENTS

INDEPENDENT AUDITOR’S REPORT…………………………………………….

1

 BALANCE SHEET……………………………….……………………………………

2

 STATEMENTS OF OPERATIONS…………………………….…………………….

3

 STATEMENT OF MEMBERS’ EQUITY…………………………………………….

4

 STATEMENTS OF CASH FLOWS…………………………………….......................

5

NOTES TO FINANCIAL STATEMENTS…………………………………………....

6-12

.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members

Riley Technologies, LLC

I have audited the accompanying balance sheets of Riley Technologies, LLC (“The Company”) as of December 31, 2008, and the related statements of income, stockholders’ equity and comprehensive income, and cash flows for the years ended December 31, 2008 and 2007.  These financial statements are the responsibility of the company’s management. My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  My audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting.  Accordingly, I express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Riley Technologies, LLC as of December 31, 2008, and the results of its operations and its cash flows for the years ended December 31, 2008 and 2007 in conformity with accounting principles generally accepted in the United States of America.

Traci J. Anderson, CPA

Huntersville, NC

September 23, 2009

1

.

Riley Technologies, LLC
Consolidated Balance Sheet
As of December 31, 2008 and December 31, 2007
	2008	2007
ASSETS
Current Assets:
Cash	$ 55,443	$ 349,288
Accounts Receivable, trade,
less allowance for doubtful accounts of $296,000 and -0-	945,756	741,026
Inventory	2,936,132	2,840,710
Other current assets	50,054	4,050

Total Current Assets	3,987,385	3,935,074
Property and Equipment
Building, Land and Improvements	2,276,612	2,276,612
Machinery and Equipment	1,496,274	1,142,671
Vehicles	612,758	612,758
	4,385,644	4,032,041
Less accumulated depreciation	(1,410,691)	(991,660)
Net property and equipment	2,974,953	3,040,381
Intangible Assets, Net:
Organization Costs and Loan Fees	182,028	182,028
Software	57,268	57,169
	239,296	239,197
Less accumulated amortization	(127,627)	(116,160)
Net other assets	111,669	123,037

TOTAL ASSETS	$7,074,007	$7,098,492

LIABILITIES AND MEMBERS' EQUITY
Current Liabilities:
Current portion long-term debt	313,352	284,003
Note payable, line of credit	374,977	325,921
Promissory Note – Related Party	250,000	-
Accounts payable, trade	750,201	1,177,091
Other current liabilities	113,417	38,593

Total Current Liabilities	1,801,947	1,825,608

Long-term debt, net of current portion	2,862,978	2,746,848

TOTAL LIABLITIES	4,664,925	4,572,456

Members' Equity:
Member Units, no par value, 1,000 units authorized;
133.333 units outstanding)	-	-
Members' Capital	2,409,082	2,526,036

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$ 7,074,007	$ 7,098,492

The accompanying notes are an integral part of these financial statements.

2

.

Riley Technologies, LLC.
Consolidated
Statements of Operations
For the years ended December 31, 2008 and 2007

	2008	2007
REVENUES
Products and Services	$ 6,880,009	$ 5,941,270

COST OF REVENUES
Products and Services	5,330,006	4,081,460

GROSS PROFIT	1,550,003	-1,859,810

EXPENSES
Selling, general and administrative expenses	1,508,687	1,273,584

Income from operations	41,316	586,226

OTHER INCOME (EXPENSES)
Other Income	28,750	46,980
Interest income	5,810	62,570
Interest expense	(136,627)	(164,224)
	(102,067)	(54,674)
NET INCOME/(LOSS)	$ (60,751)	$ 531,552

The accompanying notes are an integral part of these financial statements.

3

.

Riley Technologies, LLC Consolidated Statement of Members’ Equity For the Year Ended December 31, 2008
	Common Member Units	Member Capital
Balance, January 1, 2007	133.333	$ 2,028,417
Net income for the year	-	531,552
Member Distributions		(33,933)
Balance, December 31, 2007	133.333	2,526,036
Net income for the year	-	(60,751)
Member Distributions	-	(56,239)
Balance, December 31, 2008	133.333	$ 2,409,082

The accompanying notes are an integral part of these financial statements.

4

.

Riley Technologies, LLC.
Consolidated
Statements of Cash Flows
For the years ended December 31, 2008 and 2007

	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$ (60,751)	$ 531,552
Adjustments to reconcile net income to net cash provided by (used in)
operating activities:
Depreciation and amortization	430,531	331,165
Changes in Assets and Liabilities
Decrease (Increase) in Accounts Receivable	(204,730)	409,923
Decrease (Increase) in Inventory	(95,422)	(1,008,518)
Decrease (Increase) in Other Current Assets	(46,004)	-
Increase (Decrease) in Accounts Payable	(426,889)	846,177
Increase (Decrease) in Other Current Liabilities	74,828	(48,447)
NET CASH (USED IN) OPERATING ACTIVITIES	(328,437)	1,061,852

CASH FLOWS PROVIDED BY (USED IN) INVESTING ACTIVITIES:
Purchases of Fixed Assets	(353,702)	(583,912)
Member Distributions	(56,239)	(33,933)
NET CASH (USED IN) INVESTING ACTIVITIES	(409,941)	(617,845)

CASH FLOWS PROVIDED BY (USED IN) FINANCING ACTIVITIES
Advances from Line of Credit	6,036,218	5,581,829
Payments on Line of Credit	(5,987,163)	(5,723,986)
Advances from Notes Payable	650,000	-
Note Payable payments	(254,522)	(271,626)
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	444,533	(413,783)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(293,845)	30,224

CASH AND CASH EQUIVALENTS:
Beginning of Period	349,288	319,064

End of Period	$ 55,443	$ 349,288

The accompanying notes are an integral part of these financial statements.

5

RILEY TECHNOLOGIES, LLC.

Notes to Audited Financial Statements

For the Year Ended December 31, 2008

NOTE A - ORGANIZATION

Riley Technologies specializes in the design, manufacture and competition of complete racing cars, as well as prototype development for racing and manufacturing applications. The company has been designing and building championship racecars since 1990 for competitors in the Prototype, IRL and Trans Am Series. In September 2006, Riley Technologies, LLC relocated its manufacturing plant from Indianapolis, Indiana to Mooresville, North Carolina.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

These financial statements have been prepared by management in accordance with GAAP. The significant accounting principles are as follows:

Basis of Presentation

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with the accounting principles generally accepted in the United States of America.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. These estimates and assumptions are based on management's judgment and available information and, consequently, actual results could be different from these estimates.

Cash and cash equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Concentration of Credit Risk

The Company places its cash and cash equivalents on deposit with financial institutions in the United States. In October and November 2008, the Federal Deposit Insurance Corporation (FDIC) temporarily increased coverage to $250,000 for substantially all depository accounts and temporarily provides unlimited coverage for certain qualifying and participating non-interest bearing transaction accounts. The increased coverage is scheduled to expire on December 31, 2009, at which time it is anticipated amounts insured by the FDIC will return to $100,000. During the year, the Company from time to time may have had amounts on deposit in excess of the insured limits. At December 31, 2008, the Company did not have any cash balances in excess of FDIC limits.

The Company grants credit to customers throughout the nation. Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the company’s customer base and their dispersion across geographical areas.

6

RILEY TECHNOLOGIES, LLC.

Notes to Audited Financial Statements

For the Year Ended December 31, 2008

Accounts Receivable

The Company accounts for bad debts under the allowance method for financial reporting purposes and under the direct write-off method for income tax purposes. The allowance for doubtful accounts is based on historical bad debt experience and on the evaluation of periodic aging of the accounts. Accounts are charged off against the reserve when deemed uncollectible. At December 31, 2008, the Company had recorded $0 as uncollectible.

Inventories

Inventories are stated at the lower of cost or market with cost determined substantially on a first-in, first-out basis. Cost is determined by using actual costs where applicable or standard costs which approximate actual cost. Obsolete and rework quantities of inventory are reduced to net realizable value.

Property and equipment

Property and equipment are carried at cost.  Major renewals and improvements are charged to the asset accounts while replacements, maintenance and repairs, which do not improve or extend the lives of the respective assets, are expensed.  At the time property and equipment are retired or otherwise disposed of, the asset and related accumulated depreciation accounts are relieved of the applicable amounts.  Gains or losses from retirements or sales are credited or charged to income.

Depreciation is computed for financial reporting purposes over the following estimated useful lives of the assets by the straight-line method with a half year convention.

Useful Life

  (Years)

Building and improvements

   7 - 39

Land Improvements

     15

Machinery and equipment

  5 - 10

Vehicles

  3 - 5

Depreciation expense for the years ended December 31, 2008 and 2007 was $419,031 and $317,889, respectively.

Intangible Assets

Intangible assets consist of Organization Costs and Computer Software and are stated at cost. Amortization is computed for financial reporting purposes over the following estimated useful lives of the intangible assets by straight-line.

7

RILEY TECHNOLOGIES, LLC.

Notes to Audited Financial Statements

For the Year Ended December 31, 2008

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

Intangible Assets (Cont.)

Useful Life

  (Years)

Computer software

      3

Organization costs

      5-15

Amortization expense for the year ended December 31, 2008 and 2007 was $11,500 and $13,276 respectively.

Advertising

The Company follows the policy of charging the costs of advertising to expense as incurred. Advertising expense was $16,610 and $22,625 for the year ended December 31, 2008 and 2007.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Disclosure about Fair Value of Financial Instruments

The Company estimates that the fair value of all financial instruments at December 31, 2008 and 2007 as defined in FASB 107, does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheet. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. Considerable judgment is required in interpreting market data to develop the estimates of fair value, and accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

Dividends

The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid or declared since inception.

8

RILEY TECHNOLOGIES, LLC.

Notes to Audited Financial Statements

For the Year Ended December 31, 2008

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

Long-lived assets

The Company reviews the carrying value of property, plant, and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition, and other economic factors.

Accounting Policy for Impairment of Intangible Assets

The Company evaluates the recoverability of identifiable intangible assets whenever events or changes in circumstances indicate that an intangible asset’s carrying amount may not be recoverable. Such circumstances could include, but are not limited to: (1) a significant decrease in the market value of an asset, (2) a significant adverse change in the extent or manner in which an asset is used, or (3) an accumulation of costs significantly in excess of the amount originally expected for the acquisition of an asset. The Company measures the carrying amount of the asset against the estimated undiscounted future cash flows associated with it. Should the sum of the expected future net cash flows be less than the carrying value of the asset being evaluated, an impairment loss would be recognized. The impairment loss would be calculated as the amount by which the carrying value of the asset exceeds its fair value. The fair value is measured based on quoted market prices, if available. If quoted market prices are not available, the estimate of fair value is based on various valuation techniques, including the discounted value of estimated future cash flows. The evaluation of asset impairment requires the Company to make assumptions about future cash flows over the life of the asset being evaluated. These assumptions require significant judgment and actual results may differ from assumed and estimated amounts.

Income Taxes

The Company was formed as a Limited Liability Company on November 11, 2000 and is taxed as a partnership. As such, the partners of the Company are individually taxed on their proportionate share of the Company’s taxable income. Therefore, no provision for income taxes has been included in the financial statements.

RECENT ACCOUNTING PRONOUNCEMENTS

Determining the Fair Value of a Financial Asset When the Market for That Asset is Not Active

In October 2008, the FASB issued FSP FAS No. 157-3, “Determining the Fair Value of a Financial Asset When the Market for That Asset is Not Active.”  This FSP clarifies the application of SFAS No. 157, “Fair Value Measurements,” in a market that is not active.  The FSP also provides examples for determining the fair value of a financial asset when the market for that financial asset is not active.  FSP FAS No. 157-3 was effective upon issuance, including prior periods for which financial statements have not been issued.  The impact of adoption was not material to the Company’s consolidated financial condition or results of operations.

9

RILEY TECHNOLOGIES, LLC.

Notes to Audited Financial Statements

For the Year Ended December 31, 2008

The Hierarchy of Generally Accepted Accounting Principles

In May 2008, the FASB issued SFAS No. 162, "The Hierarchy of Generally Accepted Accounting Principles.”  SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements.  SFAS No. 162 is effective 60 days following the SEC's approval of the Public Company Accounting Oversight Board amendments to AU Section 411, "The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles".  The implementation of this standard will not have a material impact on the Company's consolidated financial position and results of operations.

Determination of the Useful Life of Intangible Assets

In April 2008, the FASB issued FSP FAS No. 142-3, “Determination of the Useful Life of Intangible Assets”, which amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of intangible assets under SFAS No. 142 “Goodwill and Other Intangible Assets”.  The intent of this FSP is to improve the consistency between the useful life of a recognized intangible asset under SFAS No. 142 and the period of the expected cash flows used to measure the fair value of the asset under SFAS No. 141 (revised 2007) “Business Combinations” and other U.S. generally accepted accounting principles.    The implementation of FSP FAS No. 142-3 is not expected to have a material impact on its consolidated financial statements.

Disclosure about Derivative Instruments and Hedging Activities

In March 2008, the FASB issued SFAS No. 161, “Disclosure about Derivative Instruments and Hedging Activities, an amendment of SFAS No. 133.” This statement requires that objectives for using derivative instruments be disclosed in terms of underlying risk and accounting designation. The Company was required to adopt SFAS No. 161 on January 1, 2009. The adoption of SFAS No.161 on January 1, 2009 did not have a material effect on the Company’s consolidated financial statements.

Fair Value Option for Financial Assets and Financial Liabilities

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an amendment of SFAS No. 115,” which becomes effective on February 1, 2008, permits companies to choose to measure many financial instruments and certain other items at fair value and report unrealized gains and losses in earnings. Such accounting is optional and is generally to be applied instrument by instrument. The election of this fair-value option did not have a material effect on its consolidated financial condition, results of operations, cash flows or disclosures.

10

RILEY TECHNOLOGIES, LLC.

Notes to Audited Financial Statements

For the Year Ended December 31, 2008

NOTE 2 – NOTES PAYABLE and LONG-TERM DEBT

Line of credit

Short-term borrowings from a financial institution secured by Accounts Receivable, inventory, real estate and equipment. Advances under the line bear interest at a variable rate of the bank’s prime rate plus .25%. Maximum borrowings under the line of credit at December 31, 2008 were $800,000. The line of credit is personally guaranteed by the Officers of the Company.	$374,977

Long-Term Debt

Note payable to a bank in 60 monthly installments of $7,968 including interest, secured by equipment.	377,001

Note payable to a bank in 60 monthly installments of $1,478, including Interest at 6.4%, balance due May 2010, secured by a Toterhome-RV.	99,329

Note payable on demand to related parties	250,000

Bonds payable to bank escrow account, including one annual principal Payment due November 1 and interest paid monthly at a variable rate. Secured by building and equipment.	2,700,000

3,426,330
Less current portion	(563,352)

$2,862,978
Maturity of long-term debt:
2009	$563,352
2010	377,209
2011	295,616
2012	290,153
2013	100,000
Thereafter	1,800,000
$3,426,330

NOTE 3 – LEASE COMMITMENTS

The Company has a month-to-month operating lease for the building it occupies. Total rent expense for this operating lease for 2008 and 2007 was $204,572 and $229,852 respectively.

11

RILEY TECHNOLOGIES, LLC.

Notes to Audited Financial Statements

For the Year Ended December 31, 2008

NOTE 4 – RELATED PARTY TRANSACTIONS

The Company paid rent to R&S Holdings, LLC, owned by the same members as Riley Technologies, LLC for the lease of its North Carolina facility. Rent paid in 2008 and 2007 was $204,572 and $200,000, respectively.

The Company incurred Notes Payable with both members of Riley Technologies, LLC in the amounts of $100,000 and $150,000. Both notes are due on demand.

The Company was also affiliated with two other entities, R & R Motorsports, LLC and Riley Motorsports, LLC through common ownership.

R&R Motorsports, LLC

	2008	2007
Due From	$ 56,861	$ 91,211
Sales	6,639	-

Riley Motorsports, LLC

Due From	$ 261,007	$327,890
Sales	2,046,219	393,940

NOTE 5 – INVENTORY

Inventory at December 31, 2008, and 2007 consisted of:

	2008	2007
Finished Goods	$ 609,955	$1,504,043
Raw Materials	142,839	136,941
Work in Process	2,183,338	1,163,727

NOTE 6 – CONSOLIDATION OF VARIABLE INTEREST ENTITES

As of December 31, 2008, R&S Holdings, LLC leased real property to Riley Technologies, LLC. The entity is owned by members of Riley Technologies, LLC. In January 2003, the Financial Accounting Standards Board issued FIN 46, entitled Consolidation of Variable Interest Entities, which provides guidance in determining when variable interest entities should be consolidated in the financial statements of the primary beneficiary. The consolidation provisions of FIN 46, as revised, are effective in fiscal years beginning after December 15, 2004. The Company has consolidated Riley Technologies, LLC and R&S Holdings, LLC based on the requirements of FIN 46.

12

1

Riley Technologies, LLC and Sea Star Group
Pro Forma Balance Sheet
June 30, 2009
(Unaudited)
			Pro Forma
	Riley Technologies, LLC	Sea Star	Adjustments	Total
ASSETS
CURRENT ASSETS
Cash	$ 167,120	$ 22,216	$ -	$ 189,336
Accounts receivable	736,802			736,802
Inventory	2,669,119			2,669,119
Other current assets	4,737			4,737

Total Current Assets	3,577,778	22,216	-	3,599,994

PROPERTY AND EQUIPMENT
Building,Land & Improvements	2,276,612			2,276,612
Machinery and Equipment	1,690,578			1,690,578
Vehicles	612,758			612,758
	4,579,948			4,579,948
Less accumulated depreciation	(1,637,413)			(1,637,413)

Net property and equipment	2,942,535			2,942,535

OTHER ASSETS
Intangible rights	182,028			182,028
Software	61,513			61,513
	243,541			243,541
Less Accumulated Amortization	(127,960)			(127,960)

Total Other Assets	115,581			115,581

TOTAL ASSETS	$ 6,635,894	$ 22,216		$ 6,658,110
	-
CURRENT LIABILITIES

Current Portion long-term debt	$ 313,352			$ 313,352
Note Payable, line of credit	479,720			479,720
Promissory Note - Related Party	274,000	25,000		299,000
Accounts Payable, trade	238,811			238,811
Customer Deposits	223,040			223,040
Other current liabilities	51,243			51,243

Total Current Liabilities	1,580,166	25,000		1,605,166

Long-term debt, net of current portion	3,078,607			3,078,607

Total Liabilities	4,658,773	25,000		4,683,773

SHAREHOLDERS' EQUITY
Member units, no par value, 1,000 units authorized,
133.333 units outstanding	-	-	-	-
Member capital	1,977,121	-		1,977,121
Preferred Stock--Class A ($100 par value; 40,000 authorized;
none issued and outstanding)		-		-
Preferred Stock--Class B ($100 par value; 1,000,000 authorized;
800 issued and outstanding)		80,000		80,000
Common Stock ($.001 par value; 75,000,000 authorized;
9,288,853 issued and outstanding)		9,289		9,289
Paid in Capital		1,405,191		1,405,191
Retained Earnings/(Deficit)		(1,497,264)		(1,497,264)

Total Equity	1,977,121	(2,784)	-	1,974,337

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 6,635,894	$ 22,216		$ 6,658,110

2

Riley Technologies, LLC and Sea Star Group
Pro Forma Statements of Operations
For the 6 Months Ended June 30, 2009
(Unaudited)
			Pro Forma
	Riley Technologies, LLC	Sea Star	Adjustments	Total

REVENUES
Products and services	$ 1,967,866	$ -	$ -	$ 1,967,866

COST OF REVENUES
Products and services	1,716,507	-	-	1,716,507

GROSS PROFIT	251,359	-	-	251,359

Selling, general and administrative expenses	620,805	-	-	620,805

Income from operations	(369,446)	-	-	(369,446)

OTHER INCOME(EXPENSES)
Interest Income	421	-		421
Interest Expense	(33,857)	-		(33,857)
Other Income	4,000	-		4,000
	(29,436)		-	(29,436)

NET INCOME	$ (398,882)	$ -	$ -	$ (398,882)

3

.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Basis of Presentation

The unaudited pro forma consolidated financial statements of Sea Star Group, Inc. (the “Company”), in the opinion of management include all material adjustments directly attributable to the exchange by the Company of all the outstanding shares with Riley Technologies, LLC, a North Carolina LLC., as described in the Share Agreement and Plan of Exchange. As a result of the acquisition, Riley Technologies, LLC became a wholly-owned subsidiary of Sea Star Group, Inc.

The balance sheet and statement of operations were prepared as if the above described acquisition were consummated on September 30, 2009. These pro forma consolidated financial statements have been prepared for comparative purposes only and do not purport to be indicative of the results of operations which actually would have resulted had the transaction occurred on the dates indicated and are not necessarily indicative of the results that may be expected in the future.

1

.

Riley Technologies, LLC and Sea Star Group, Inc. Pro Forma Balance Sheet September 30, 2009 (Unaudited)
	Riley Technologies, LLC	Sea Star Group, Inc.	Pro Forma Adjustments	Total
ASSETS
CURRENT ASSETS
Cash	$ 161,007	$ 22,216	$ -	$ 183,223
Accounts receivable	793,036			793,036
Inventory	3,004,881			3,004,881
Other current assets	10,451			10,451

Total Current Assets	3,969,375	22,216	-	3,991,591

Property and Equipment
Building, Land and Improvements	2,276,611			2,276,611
Machinery and Equipment	1,690,578			1,690,578
Vehicles	612,758			612,758
	4,579,947			4,579,947
Less accumulated depreciation	(1,750,774)			(1,750,774)
Net property and equipment	2,829,173		-	2,829,173
OTHER ASSETS			-
Intangible rights	183,298			183,298
Software	62,242			62,242
	245,540		-	245,540
Less Accumulated Amortization	(128,127)			(128,127)
Total Other Assets	117,413		-	117,413

TOTAL ASSETS	$ 6,915,961	$ 22,216	-	$ 6,938,177

LIABILITIES AND MEMBERS' EQUITY
Current Liabilities:
Current portion long-term debt	$ 313,352		-	$ 313,352
Note payable, line of credit	715,575			715,575
Promissory Note – Related Party	274,000	25,000		299,000
Accounts payable, trade	340,052			340,052
Customer Deposits	386,557			386,557
Other current liabilities	82,656			82,656

Total Current Liabilities	2,112,192	25,000	-	2,137,192

Long-term debt, net of current portion	2,740,618		-	2,740,618

TOTAL LIABLITIES	4,852,810	25,000	-	4,877,810

SHAREHOLDERS’ EQUITY
Preferred Stock-Class B ($100 par value; 1,000,000 authorized;
89 issued and outstanding)		8,900		8,900
Common Stock ($.001 par value; 75,000,000 authorized;
15,282,507 issued and outstanding)	12,600	1,032		13,632
Paid in Capital	2,138,173	1,484,548		3,622,721
Retained Earnings/(Deficit)	(87,622)	(1,497,264)		(1,584,886)
Total Equity	2,063,151	(2,784)	-	2,060,367
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$ 6,915,961	$ 22,216	-	$ 6,938,177

2

.

Riley Technologies, LLC and Sea Star Group, Inc. Pro Forma Statements of Operations September 30, 2009 (Unaudited)
	Riley Technologies, LLC	Sea Star Group, Inc.	Pro Forma Adjustments	Total
REVENUES
Products and Services	$ 3,117,456	$ -	$ -	$ 3,117,456

COST OF REVENUES
Products and Services	2,265,786	-	-	2,265,786

GROSS PROFIT	851,670	-	-	851,670

EXPENSES
Selling, general and administrative expenses	1,074,862	-	-	1,074,862

Income from operations	(223,192)			(223,192)

OTHER INCOME (EXPENSES)
Interest Income	946	-	-	946
Interest Expense	(79,159)	-	-	(79,159)
Other Income	4,000	-	-	(74,213)
	(74,213)			(74,213)
NET INCOME/(LOSS)	$ (297,405)	$ -	$ -	$ (297,405)

Basic and Diluted Earnings Per Share	$ (0.0195)	$ -		$ (0.0195)

Weighted average shares outstanding – basic and diluted	15,282,507	-		15,282,507

3

.

Management's discussion and analysis of
Financial condition and results of operations

THE FOLLOWING PLAN OF OPERATION SHOULD BE READ IN CONJUNCTION WITH THE SEPTEMBER 30, 2009 (UNAUDITED) AND DECEMBER 31, 2008 AND 2007 FINANCIAL STATEMENTS AND THE RELATED NOTES ELSEWHERE IN THIS PROSPECTUS. THIS DISCUSSION CONTAINS FORWARD-LOOKING STATEMENTS BASED UPON CURRENT EXPECTATIONS THAT INVOLVE RISKS AND UNCERTAINTIES, SUCH AS OUR PLANS, OBJECTIVES, EXPECTATIONS, AND INTENTIONS. OUR ACTUAL RESULTS AND THE TIMING OF CERTAIN EVENTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE SET FORTH UNDER "RISK FACTORS," "DESCRIPTION OF BUSINESS," AND ELSEWHERE IN THIS PROSPECTUS.

Revenues

Prior to the acquisition of Riley Technologies, the Company generated no revenues from operations.  Riley Technologies generated revenues of $6,880,009 and $5,941,270 for the years ended December 31, 2008 and 2007, respectively, and had a cost of revenues of $5,330,006 and $4,081,460 for each year, generating a gross profit of $1,550,003 and $1,859,810 for 2008 and 2007, respectively.  For the nine months ended September 30, 2009, Riley Technologies generated revenues of $3,117,456, with a cost of revenues of $2,265,786 for a gross profit of $851,670.

Operating and General & Administrative Expenses

Operating expenses of Riley Technologies totaled $1,508,687 and $1,273,584 for the years ended December 31, 2008 and 2007, respectively.  Operating expenses for Sea Star Group, Inc. were $1,100 and $18,523 for the years ended December 31, 2008 and 2007, respectively.  These expenses consist of management fees, professional fees, and general and administrative expenses.  Additionally, Sea Star had advertising expenses of $134,644 and $0, for the years ended December 31, 2008 and 2007, and a land deposit forfeiture of $163,415 in the year ended December 31, 2008.  Consolidated operating expenses for the nine months ended September 30, 2009 were $1,074,862.

Income Taxes

Riley Technologies, LLC was formed as a limited liability company and is taxed as a partnership.  As such, the partners of the Company are individually taxed on their proportionate share of the Company’s taxable income.

Sea Star does not anticipate having to pay income taxes in the upcoming years due to our absence of net profits.

.

Capital and Liquidity

As of September 30, 2009, we had total consolidated current assets of $3,991,591 and total current liabilities of $2,112,192.  As of December 31, 2008, Riley Technologies had total current assets $3,987,385 and total liabilities of $1,801,947.  As of December 31, 2008, Sea Star had total current assets of $22,216, and total liabilities of $25,000.

As of September 30, 2009, we had $183,223 in cash on hand.  We have sufficient cash to meet our short-term expansion needs over the next 12 months.

The Company will require additional cash, either from stock sales or cash advances from stockholders and officers, to meet our financial needs and our long-term goals of expanding our business and divisions. The Company may not be able to obtain additional financing, either in the form of debt or equity sales, and there are no guarantees that, if such financing is obtained, it will be available to us on reasonable terms. If we are able to obtain additional financing or structure strategic relationships in order to fund existing or future projects, existing stockholders will likely experience further dilution of their percentage ownership of the Company.

Long-Term Debt

The Company, through its wholly-owned subsidiary Riley Technologies, has a note payable to a bank in 60 monthly installments, including interest, secured by equipment, in the amount of $313,352, as of September 30, 2009.

The Company, through its wholly-owned subsidiary Riley Technologies, has a note payable to a bank in 60 monthly installments of $1,478, including interest at 6.4%, secured by a Toterhome-RV.  The balance is due May, 2010.  Balance as of December 31, 2008 is $99,329.

The Company has due, through Riley Technologies, $250,000 on demand to related parties.  Please see the section entitled Related Party Transactions for additional information.

The Company, through Riley Technologies, has bonds payable to a bank escrow account, including one annual principal payment due November 1, and interest paid monthly at a variable rate.  This is secured by our building and equipment.  Total due as of December 31, 2008 is $2,862,978.

The following table illustrates the contractual obligations of the Company:

Contractual Obligations	Payments due by period
	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
[Long-term Debt Obligations]	$3,352,970	$612,352	$840,618	$300,000	$1,600,000
[Line of Credit]	$ 715,575	$715,575
[Purchase Obligations]
[Other Long-Term Liabilities Reflected on the Registrants’ Balance Sheet under GAAP]

.

Plan of Operation

Over the next twelve months, the Company plans to increase sales of existing and new products, the newly developed Track Day Car and Camaro, while furthering development of carryover products DP and GT series Cars.  The Company will also be searching out new ventures to include the establishment of three new divisions:

a.

Parts

b.

Government Contracts

c.

Consumer Cars using an eco-green and or customized format.

Additional capital will be required to launch these divisions.  For the next twelve months, the Company will focus its efforts on development in the following divisions.

Racing Division

Presently, Riley Technologies designs and builds cars for the NASCAR Grand American Rolex series in both the Daytona Prototype (DP) and Grand Touring (GT) category, Grand American Koni GS, American LeMans Series, USAC Gold Crown Series, Japanese GT Championship Series, and the Riley Track Day Car.  Riley built cars have won a number of races and championships, including six straight Grand American Roles series DP Constructor Championships.  The cars we build utilize many major manufacturers’ engines including Lexus, Porsche, Pontiac, Ford, Chevrolet, BMW, and Mazda.  In the most recent Grand American event on September 18, 2009, the Utah 250, we placed nine cars in the top ten, including the winning car in both the DP and GT category.  Of the 18 cars competing in that race, we built 13.  The Rolex GT Series has nearly 40 cars that may participate on any given weekend, of those we built seven Mazda GT cars and anticipate expanding the number built.  Both race divisions offer an opportunity for further expansion, including the ability and plan to build more cars for current and new teams.  There are currently twelve Rolex Series events throughout North America, and Riley Technologies supports their customers at each race.  Parts sales per event average over $60,000 per race.

The Company will explore opportunities to develop new cars, parts and engineering support for NASCAR and other series, such as alternative powered race cars, Grand Am Koni Series, GT4 competition, Indy Racing League, American Le Mans Series, and the Gold Grown Championship series.

We plan to expand our reach into the European, Asian and Middle East automotive markets.  The new Riley Technologies Camaro will be included into the European market with its planned approval for racing in the GT4 series.  This will allow us to market our products to a more international market.

We intend to expand our market share in the growing weekend racer market.  Riley Technologies designed, engineered, and manufactured the winning Riley Track Day Car.  The car was built to fill a void for a high powered, safe, and low maintenance track day cars.  The car captured the 2009 Track Day Car Challenge Championship.

.

Racing

New opportunities are being investigated for growth, such as adding more cars and teams in the series where we currently participate such as DP and GT.  The Gold Crown Series, Koni Series, and GT4 also represent new opportunities where we anticipate selling cars from our initial entry.  There are also series such as IRL and NASCAR Cup Series where we have a successful history and look to return in the future.

Track Day Car

We have built a high-powered Track Day Car (TDC) for the weekend racer, which won the 2009 Track Day Car Challenge at the VIR circuit in Virginia.  This market includes those who currently race such cars as Porsche, Ferrari, Lamborghini, Corvette, and Bugatti.  The Riley TDC expects to have an assortment of lower cost replacement parts which are readily available, the car utilizes many racing safety features protecting the driver in the event of an accident, and the car is designed so it is very easy to work on.  We plan on actively pursuing the placement of this car to hundreds of permanent road courses that are located around the world.  The hundreds of race tracks can be viewed at http://www.silhouet.com/motorsport/tracks/tracks.html.

Additional business will be obtained by selling Track Day Cars or by forming joint ventures with tracks to provide a racing experience, such as the Jeff Gordon or Richard Petty Driving Experience.  www.racecarhire.com.

Parts Division

The Company plans to create a new subsidiary focusing on high performance parts for the “do it yourself” market and the consumer seeking more from his vehicle.  Our opportunities include supplying aftermarket parts to auto parts stores.  At this time, we have not entered into any negotiations with any of these retailers.

We may also produce customized parts for road cars which will utilize our racing heritage to increase the performance and looks of the customers’ road car.  These parts could include new brake items, bodywork, carbon fiber options, and engine upgrade kits.

Parts

The US auto parts manufacturing industry consists of 4,500 companies with combined annual revenue of about $225 billion. See, www.marklines.com.  Large companies include Arvin Mentor, Dana, Delphi, Lear, Visteon, and the automotive division of Johnson Controls.

Auto parts suppliers make components that are assembled by the car companies.  Major product categories are and the portion of the revenue stream they represent are:

Transmission and Power Train Components

17%
Engines and Parts are

16%
Metal Stamping of Body parts and Trim

13%
Electrical and Electronic Components

11%
Seating and Interior Trim

9%
Brake Systems

6%

.

Other parts include steering and suspension components and air conditioning systems.

The US automotive parts wholesale and retail industry includes about 35,000 companies with combined annual revenue of $135 billion. .See, www.marklines.com.  Top companies include Advance Auto Parts, AutoZone, Genuine Parts, O’Reilly Automotive and the Pep Boys.  The wholesale segment of the industry is concentrated in the 50 largest companies who have more than 50% of the segment’s sales.  The retail segment is fragmented.  Many large companies operate both wholesale distribution centers and retail stores.

Government Contracts

The Department of Defense, GSA ((US General Services Administration), DLA (Defense Logistics Agency), and numerous other government agencies offer an opportunity for small businesses to bid on specified projects.  Our first goal is finalizing our approval as an approved contract.  We are currently working on the final stages in the approval process.

The Department of Defense is constantly examining ways to increase the military’s effectiveness for deployed vehicles.  Us military vehicles have historically been designed and built by very large assembly line-based car manufacturers.  The issue with this kind of development is its lack of adaptability and the ability to make changes quickly and effectively.  The Department of Defense recognized the advantages of using specialty companies such as Race Car manufacturers to design and build military vehicles which can be easily adapted for specific uses.  These specialty vehicles will be made of parts which are easy to maintain and repair in the result of a breakdown or battle damage.  There have been many improvements to military vehicles that have their roots in racing ideas such as a removable quarter panel, racing tear off’s, and safety features.  Our long history with car suspension could allow us to install highly adjustable shocks which would allow for adaptability of the vehicle for various terrains.

By utilizing computer optimization models we can redesign the shock absorbers to act as a stabilizing unit, permitting the vehicle to climb very hilly terrain by raising the downhill portion of the vehicle and lowering the uphill portion.  Secondly, we will look to properly segment the frame by placing sleeves inside each other and simply removing the damaged portion resulting from destruction or as a result of explosive devises.  A similar methodology is successfully used on our racing vehicles could help to save two thirds of the vehicle in the event of an accident.  We would look at all areas of the vehicle to make sure it is easy to replace or repair such as snap in and out panels, frames, wheels, axles, engines, transmissions, etc.

Consumer Division

We are in the initial stages of discussions with the a specialized television channel regarding the possibility of a television show featuring Riley building eco-friendly cars which will help us promote our overall brand, image, and product.  The plans for the show will include featuring the entire car building process from initial drawings to engineering, design, fabrication, testing and finally a green car for the public that they feel they have been a part of.  We believe the viewing audience will become more involved in eco cars if they more fully understood their workings.  No assurance can be made that the television series will be successful or if we will be able to reach an agreement.

.

We are investigating the possibility of producing and electric or natural gas powered vehicle, using both existing technology and our expertise in automobile design and construction.

Competition

The Company has examined the competition and of the new industries it plans to enter and although they are significant, there are no barriers to entry, if sufficient capital is obtained to proceed with the new initiatives.

Research and Development

The Company intends to dedicate a great deal of time and money to research and development of new products and services.  There are two components of cost.  The first referred to below as the Taylor number which includes any design and manufacturing of special parts to test and occasionally the actual testing of the parts.  These costs have been classified as R&D.

The second component is our team.  The sole reason to run an in-house team is to further develop our products for speed, cost improvement and durability.  Therefore, we consider the expenditures to run the team a part of our R&D cost.  The table below shows the reported cost of running the team.

Year	Factory R&D	Team Expenditures	Totals
2006	$31,476.00	$1,932,599.00	$1,964,075.00
2007	$75,815.00	$2,215,897.00	$2,291,712.00
2008	$16,000.00	$1,630,937.00	$1,646,937.00
Totals:	$123,291.00	$5,779,433.00	$5,902,724.00

The Company plans to spend $ 235,000 over the next twelve months for research and development.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

The independent accountant for the Company is Traci J. Anderson, CPA of Huntersville, North Carolina.  This firm was engaged on or about September 1, 2009. To the present time, the independent accountant for the Company has neither resigned (nor declined to stand for reelection) nor been dismissed.

Directors, Executive Officers, Promoters, and Control Persons

Set forth below is the name and age of each individual who was a director or executive officer of Sea Star as of the date of this Prospectus, together with all positions and offices of the Company held by each and the term of office and the period during which each has served:

.

Name	Age	Position with the Company	Term Of Office
Robert W. Riley	78	Director	Annual
William P. Riley	41	President, VP, Chief Designer, Technical Director	Annual
Ronald L. McMahon	61	VP, CFO, General Manager, Treasurer	Annual
Kenneth E. Swan	30	Secretary	Annual

Biographical Information

The following paragraphs set forth brief biographical information for the aforementioned director and executive officer:

Robert W. Riley

Robert W. Riley graduated from Louisiana State University in 1958 with dual degrees in mechanical and aeronautical engineering.  Bob started working on the Saturn rocket program for Chrysler’s Space Division before moving to Ford, and then to Kar Kraft, in the 1960’s.  At Kar Kraft he designed parts of the Le Mans winning Form Mk IV.  Kar Kraft also provided an introduction to A.J. Foyt.  From 19731-1973, and again in 1981, Bob designed several “Coyote” Indy cars for Mr. Foyt including the one he drove to win his fourth and final Indy 500.

From the mid 70’s through the mid 80’s, Robert Riley designed or assisted in the design of a number of different type of race cars which included Super Vees, Corvette road racers, body kits to turn F5000 cars into Can-Am cars, NASCAR Nextel Cup cars and NHRA funny cars.  Beginning in 1984, Bob re-defined the tube-framed silhouette road racing chassis (Trans-Am, IMSA GTO), first for Ford, and from 1990-93, for General Motors.

Robert Riley also served as an outside consultant for some of the NASDACR teams.  From the late 1980’s until 2006, Bob worked closely with Hendricks Motorsports, Robert Yates Racing and Richard Childress Racing in a variety of capacities while assisting each.  During that period, cars that Bob worked on went on to capture five Daytona 500’s, including Dale Earnhardt’s 1998 victory.

William P. Riley

William Riley completed his engineering training at Purdue University, earning his Mechanical Technology degree in 1990.  His initial years in Indianapolis were focused on the Buick Indy program and the design of the Intrepid GTP car.  When the Buick program began to diminish, he focused on Riley & Scott’s Trans-Am designs.  He worked closely with the original customers on that program, which included General Motors, George Robinson and Tom Gloy.

Through the early years of Riley & Scott, Bill worked with his father to design other cars and as the team manager for the company’s factory teams.  Bill has led a major professional road racing

.

team every year, including one of the GM factory Corvettes in 1999 and as Technical Director of the Cadillac Northstar LMP in both 1999 and 2000.  He also served as the at-track engineer with the original Mk V IRL car on occasion for Stan Wattles and later served the same role for Eliseo Salazar.

Ronald L. McMahon

As General Manager of Riley Technologies, Mr. McMahon oversees all of the company’s operations. He has a degree in mechanical engineering from General Motors Institute, now Kettering University.  Ron has extensive knowledge in vehicle manufacturing management from his 20 years of service at General Motors.  His entire tenure while at General Motors was either as a manager or an executive.

Ron formed his own company, Oz-Car Incorporated.  For over 10 years, Oz-Car designed and built open-wheel racecars for USAC and The World of Outlaws.  His cars have won many races and championships around the United States, New Zealand and Australia.  Oz-Car also specialized in prototype and development work for many different industries.

Kenneth E. Swan

Kenneth Swan is a business manager for Riley Technologies.  He received his degree in Economics from LSU in 2003 and has worked full time for Riley Technologies since graduation.

After LSU, Kenneth served as Team Manager for the Riley Motorsports – SunTrust race team.  The team competed in the Grand American Rolex Series, winning the Driver and Team Championship in 2005.  During his tenure from 2004 to 2008, the team was successful in Grand American Rolex Daytona Prototype racing, winning events each season.  The wins included a victory at the 2005 Rolex 24 Hours of Daytona.

Executive Compensation

(a) The following table sets forth information concerning the total compensation paid or accrued by us during the two fiscal years ended December 31, 2008 and 2007 to (i) all individuals that served as our principal executive officer or acted in a similar capacity for us at any time during the fiscal year ended December 31, 2008; (ii) all individuals that served as our principal financial officer or acted in a similar capacity for us at any time during the fiscal year ended December 31, 2008; and (iii) all individuals that served as executive officers of ours at any time during the fiscal year ended December 31, 2008 that received annual compensation during the fiscal year ended December 31, 2008.

.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Robert W. Riley, Director	2008 2007	65,915	0 0	0 0	0 0	0 0	0 0	107.04	66,024

William P. Riley, President	2008 2007	199,992	0 0	0 0	0 0	0 0	0 0	12,650	212,642

Ronald L. McMahon, Treasurer	2008 2007	100,006	0 0	0 0	0 0	0 0	0 0	161	100,167

Kenneth E. Swan, Secretary	2008 2007	61,110	0 0	0 0	0 0	0 0	0 0	3,671	64,781

(b) There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees of the corporation in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the corporation or any of its subsidiaries.

(c) All officers listed above have the ability to earn a 10% bonus in 2009 based on exceeding forecasted sales of $5,600,000.  The bonuses will be paid with stock and option awards.  Stock awards price will be based at a price of $.50 per share.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the beneficial ownership of the Company's officers, directors, and persons who own more than five percent of the Company's common stock as of October 2, 2009. Under relevant provisions of the Exchange Act, a person is deemed to be a "beneficial owner" of a security if he or she has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership in 60 days. More than one person may be deemed to be a beneficial owner of the same securities. The percentage ownership of each stockholder is calculated based on the total number of outstanding shares of our common stock as of October 2, 2009.

Amount and Nature of Beneficial Ownership as of October 2, 2009.

.

Name of Beneficial Owner of Common Shares	Address of Beneficial Owner of common Shares	Number of Common Shares Owned	Percentage of Issued and Outstanding Common Shares
Robert W. Riley Director	170 Overhill Drive Mooresville, NC 28117	6,000,000	39.26%
William P. Riley President	170 Overhill Drive Mooresville, NC 28117	6,000,000	39.26%
Kenneth E. Swan Secretary	170 Overhill Drive Mooresville, NC 28117	0	0%
Ronald L. McMahon Treasurer	170 Overhill Drive Mooresville, NC 28117	600,000	3.93%
All officers and directors as a group (Group of 2)		12,600,000	82.45%
J. Austin Scheibel		828,476	5.42%
Hillcrest Financial Partners, LLC		394,246	2.58%
Daniel P. Sabbia(1)		510,000	3.34%

(1) Former officer and director of the Company.

Certain Relationships and Related Transactions and Director Independence

R&R Motorsports, LLC (f/k/a Riley-D’Hondt Motorsports, LLC), a North Carolina Limited Liability Company, organized in the State of North Carolina on June 29, 2006, was a start-up, professional NASCAR racing organization that planned to enter into NASCAR racing for competition in 2007.  The original members or RDM were Edward J. D’Hondt (40%), William P. Riley (40%), and Robert W. Riley (20%).  This company ended operations on or about September 2007.  It is no longer actively in operation and is maintained solely for the purpose of satisfying debt.

In December 12, 2007, a Purchase and Sale of Membership Interest agreement was entered into by the members to buy out the ownership interests of Edward J> D’Hondt.  As of December 31, 2007, the name of the company was changed to R&R Motorsports, LLC with membership interests as follows:  William P. Riley, 70%, Robert W. Riley, 30%.

As a sister company of Riley Technologies, LLC, R&R Motorsports, LLC incurred expenses for labor and supplies, etc., as well as additional expenses and fees relating to its cessation of business operations.  Riley Technologies has advanced funds for payment of said expenses.  December 31, 2008, $6,257.68 was attributable to a 2008 Worker’s Compensation Insurance

.

Audit for coverage of employees and contractors of R&R Motorsports, LLC between January and December 2007.  This coverage was provided under Riley Technologies, LLC policy and all premiums were paid by Riley Technologies on behalf of R&R, said premiums were invoiced back to R&R for reimbursement.  Due to the fact that R&R was no longer operational, this cost was adjusted by year-end entries.

Transactions from January through December, 2007, included employee payroll, insurance and bonuses as well as rent for office and shop space, sales of parts and labor, sales tax and shipping expenses, truck expense and meals and entertainment.  Total expenses written off as of December 31, 2007, were $561,981.

Director Independence

Our Board of Directors has determined that it does not have a member that is “independent” as the term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our bylaws.  We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 (the "Act") is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The Registrant estimates that expenses in connection with the distribution described in this Registration Statement will be as shown below. All expenses incurred with respect to the distribution, except for fees of counsel, if any, retained individually by the Selling Stockholders and any discounts or commissions payable with respect to sales of the shares, will be paid by the Company.

SEC registration fee

$

418.50

Accounting fees and expenses

5,000.00

Legal fees and expenses

10,000.00

Total

$

15,418.50

INDEMNIFICATION OF DIRECTORS AND OFFICERS

No director of the Company will have personal liability to the Company or any of its stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in the Articles of Incorporation limiting such liability. The foregoing provisions shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law, (iii) under applicable Sections of the Nevada Revised Statutes, (iv) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes or, (v) for any transaction from which the director derived an improper personal benefit.

The Bylaws provide for indemnification of the directors, officers, and employees of the Company in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees of the Company if they were not engaged in willful misfeasance or malfeasance in the performance of his or her duties; provided that in the event of a settlement the indemnification will apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation. The Bylaws, therefore, limit the liability of directors to the maximum extent permitted by Nevada law (Section 78.751).

The officers and directors of the Company are accountable to the Company as fiduciaries, which mean they are required to exercise good faith and fairness in all dealings affecting the Company. In the event that a stockholder believes the officers and/or directors have violated their fiduciary duties to the Company, the stockholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the stockholder's rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management. Stockholders who have suffered losses in connection with the purchase or sale of their interest in the Company in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from the Company.

.

RECENT SALES OF UNREGISTERED SECURITIES

In _October, 2009, the Company’s former officer, Daniel Sabbia, issued 44,445 restricted shares of common stock pursuant to a private offering, for cash proceeds of $20,000.   This offering was undertaken pursuant to the limited offering exemption from registration under the Securities Act of 1933 as provided in Rule 504 under Regulation D as promulgated by the U.S. Securities and Exchange Commission. This offering met the requirements of Rule 504 in that: (a) the total of funds raised in the five offerings does not exceed $1,000,000; and (b) the offer and sale of the Shares was not accomplished by means of any general advertising or general solicitation.

The class of persons to whom these offerings were made was "sophisticated investors." As a result, offers were made only to persons that the Company believed, and had reasonable grounds to believe, either (a) have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the proposed investment, or (b) can bear the economic risks of the proposed investment (that is, at the time of investment, could afford a complete loss). Additionally, sales were made only to persons whom the Company believed, and had reasonable grounds to believe immediately prior to such sale and upon making reasonable inquiry, (a) are capable of bearing the economic risk of the investment, and (b) either personally possess the requisite knowledge and experience, or, together with their offeree's representative, have such knowledge and experience.

EXHIBITS AND FINANCIAL SCHEDULES

Exhibits

The following documents are attached hereto as exhibits:

Exhibit No.	Document	Location
2.1	Purchase Agreement dated 1/30/01	Attached
3.1	Articles of Incorporation	Attached
3.2	Articles of Amendment filed 8/30/01	Attached
3.3	Nevada Articles of Incorporation	Attached
3.4	Certificate of Amendment filed 5/23/06	Attached
3.5	Certificate of Amendment filed 10/9/06	Attached
3.6	Bylaws	Attached
4.1	Certificate of Designation – Series B Preferred	Attached
5.1	Opinion re Legality and Consent of Attorney	Attached
10.1	Lease Agreement	Attached
21.1	Subsidiaries of Registrant	Attached
23.1	Consent of Accountant	Attached
23.2	Consent of Attorney	Included in Exhibit 5.1

.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.

Any preliminary Prospectus or Prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (Sec. 230-424);

ii.

Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the registrant;

iii.

The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

.

iv.

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

v.

This prospectus shall be deemed to be part of and included in this Registration Statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Mooresville, North Carolina on October 30, 2009.

SEA STAR GROUP, INC.

/s/ William P. Riley

William P. Riley, President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the dates indicated.

/s/ Robert W. Riley

Robert W. Riley, Director

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